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                                                                   Exhibit 23.01

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Quintiles Transnational Corp.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 3, 1999 on the Quintiles Transnational Corp. supplemental consolidated financial statements for the year ended December 31, 1998 included in Quintiles Transnational Corp.'s Current Report on Form 8-K dated July 15, 1999 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP



Raleigh, North Carolina
July 15, 1999